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                                                                    EXHIBIT 23.2


                        CONSENT OF COOPERS & LYBRAND LLP


         We consent to the inclusion in this Registration Statement of Union Planters Corporation on Form S-4 of our reports dated January 30, 1998 and January 31, 1997 (on the Consolidated Financial Statements of Transflorida Bank and subsidiaries as of and for the years ended December 31, 1997 and 1996 and December 31, 1996 and 1995 which appear on pages F4 and F24 of the Registration Statement, and to the reference to our firm under the heading "Experts" in this Registration Statement.


                                        Coopers & Lybrand LLP


Miami, Florida
June 25, 1998